Exhibit 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

(with respect to Amendment No. 1 to the Original Form 10-K)

I, Jeffrey McGonegal, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 2021 of Riot Blockchain, Inc.; and
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Dated: May 2, 2022	/s/ Jeffrey McGonegal
Jeffrey McGonegal, Chief Financial Officer (principal financial officer)